Exhibit 10.3

RAMACO RESOURCES, INC.

LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT (this “Agreement”), made and entered into as of the    day of        , 20       , by and between Ramaco Resources, Inc., a Delaware corporation (“Ramaco”), and                   , an employee, director or other individual providing services to Ramaco or one of its Affiliates (“Participant”).

WHEREAS, the Committee, acting under the Ramaco Resources, Inc. Long-Term Incentive Plan (the "Plan"), has the authority to award restricted shares of Ramaco's common stock, $0.01 par value per share (the “Common Stock”), to employees, directors or other individuals providing services to Ramaco or an Affiliate; and

WHEREAS, pursuant to the Plan, on        , 20     , the Committee determined to make such an award to Participant on the terms and conditions and subject to the restrictions set forth in the Plan and this Agreement, and Participant desires to accept such award.

NOW, THERFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Certain Definitions.  Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to such terms in the Plan.

2.Restricted Stock Award.  On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, Ramaco hereby awards to Participant, and Participant hereby accepts, a restricted stock award (the “Award”) of     shares (the “Restricted Shares”) of Common Stock.  The Award is made on the   day of   , 20     (the “Grant Date”).  A certificate representing the Restricted Shares shall be issued in the name of Participant (or, at the option of Ramaco, in the name of a nominee of Ramaco) as of the Grant Date and delivered to Participant on the Grant Date or as soon thereafter as practicable.  Participant shall cause the certificate representing the Restricted Shares, upon receipt thereof by Participant, to be deposited, together with stock powers and any other instrument of transfer reasonably requested by Ramaco duly endorsed in blank, with Ramaco, to be held by Ramaco in escrow for Participant's benefit until such time as the Restricted Shares represented by such certificate are either forfeited by Participant to Ramaco or the restrictions thereon terminate as set forth in this Agreement.

3.Vesting and Forfeiture.

(a)The Restricted Shares shall be subject to a restricted period (the “Restricted Period”) that shall commence on the Grant Date and shall end on June 30, 20    (the “Vesting Date”).  During the Restricted Period, the Restricted Shares shall be subject to being forfeited by Participant to Ramaco as provided in this Agreement, and Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of any of the Restricted Shares (the “Restrictions”), except that the Restrictions shall be removed as to 100% of such shares on the Vesting Date, provided Participant is in the continuous employ or service of Ramaco or an Affiliate until such date.

(b)Following the removal of the Restrictions on any Restricted Shares, Ramaco shall deliver to Participant from escrow a certificate representing shares of Common Stock.

(c)Upon termination of Participant's employment or service with Ramaco and its Affiliates for any reason, (i) Participant shall have no rights whatsoever in and to any of the Restricted Shares as to which the Restrictions have not by that time been removed pursuant to paragraph (a) of this Section, (ii)

all of the Restricted Shares shall automatically revert to Ramaco at no cost and (iii) neither Participant nor any of his or her heirs, beneficiaries, executors, administrators or other personal representatives shall have any rights with respect thereto.

4.Rights as Shareholder.  Subject to the provisions of this Agreement, upon the issuance of a certificate or certificates representing the Restricted Shares to Participant, Participant shall become the record and beneficial owner thereof for all purposes and shall have all rights as a stockholder, including without limitation voting rights and the right to receive dividends and distributions (provided that any such dividend or distribution shall be paid no later than the 15th day of the third month of the calendar year following the calendar year in which the dividend or distribution is declared by Ramaco), with respect to the Restricted Shares.  If and to the extent Ramaco shall effect a stock split, stock dividend or similar distribution with respect to the Common Stock, the stock distributed pursuant thereto shall be held by Ramaco with respect to those Restricted Shares as to which the Restrictions have not yet been removed pursuant to Section 3, and such additional stock shall enjoy the privileges and be subject to the Restrictions applicable to the Restricted Shares.

5.Optional Issuance in Book-Entry Form.  Notwithstanding the foregoing, at the option of Ramaco, any shares of Common Stock that under the terms of this Agreement are issuable in the form of a stock certificate may instead be issued in book-entry form.

6.Withholding Taxes.

(a)Participant may elect, within 30 days of the Grant Date and on notice to Ramaco, to realize income for federal income tax purposes equal to the fair market value of the Restricted Shares on the Grant Date.  In such event, Participant shall make arrangements satisfactory to Ramaco or the appropriate Affiliate to pay in the calendar year that includes the Grant Date any federal, state or local taxes required to be withheld with respect to such shares.

(b)If no election is made by Participant pursuant to Section 6(a) hereof, then upon the termination of the Restrictions applicable hereunder to all or any portion of the Restricted Shares, Participant (or in the event of Participant's death, the administrator or executor of Participant's estate) will pay to Ramaco or the appropriate Affiliate, or make arrangements satisfactory to Ramaco or such Affiliate regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares with respect to which such Restrictions have terminated.

(c)Any provision of this Agreement to the contrary notwithstanding, if Participant does not satisfy his or her obligations under paragraphs (a) or (b) of this Section, Ramaco shall, to the extent permitted by law, have the right to deduct from any payments made under the Plan, regardless of the form of such payment, or from any other compensation payable to Participant, whether or not pursuant to this Agreement or the Plan and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

7.Reclassification of Shares.  In the event of any reorganization, recapitalization, stock split, stock dividend, merger, consolidation, combination of shares or other change affecting the Common Stock, the Committee shall make adjustments in accordance with the Plan.  Any such adjustments made by the Committee shall be conclusive.

8.Effect on Employment.  Nothing contained in this Agreement shall confer upon Participant the right to continue in the employment or service of Ramaco or any Affiliate or affect any right which Ramaco or any Affiliate may have to terminate the employment or service of Participant.  This Agreement does not constitute evidence of any agreement or understanding, express or implied, that Ramaco or any Affiliate will retain Participant as an employee for any period of time or at any particular rate of compensation.

9.Legends.  A legend may be placed on any certificate(s) or other document(s) delivered to Participant or substituted therefore indicating restrictions on transferability of the Restricted Shares pursuant to this Agreement or referring to any stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, NASDAQ or any other stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities laws, and any applicable corporate law, and any transfer agent of Ramaco shall be instructed to require compliance therewith.

10.Assignment.  Ramaco may assign all or any portion of its rights and obligations under this Agreement.  The Award, the Restricted Shares and the rights and obligations of Participant under this Agreement may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by Participant.

11.Binding Effect.  This Agreement shall be binding upon and inure to the benefit of (i)  Ramaco and its successors and assigns, and (ii) Participant and his or her heirs, devisees, executors, administrators and personal representatives.

12.Governing Law; Exclusive Forum; Consent to Jurisdiction.  This Agreement shall be governed by the laws of the State of Delaware except for its laws with respect to conflict of laws.  The exclusive forum for any lawsuit arising from or related to this Agreement shall be a state or federal court in Fayette County, Kentucky.  This provision does not prevent Ramaco from removing to an appropriate federal court any action brought in state court.  PARTICIPANT HEREBY CONSENTS TO, AND WAIVES ANY OBJECTIONS TO, REMOVAL TO FEDERAL COURT BY RAMACO OF ANY ACTION BROUGHT AGAINST IT BY PARTICIPANT.

[Signature Page Follows.]

IN WITNESS WHEREOF, Ramaco and Participant have executed this Agreement as of the date first written above.

RAMACO:

RAMACO RESOURCES, INC.

By:

PARTICIPANT:

Participant Name:

RAMACO RESOURCES, INC.

LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

SIGNATURE PAGE

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Ramaco Resources, Inc. Long Term Incentive Plan and the Restricted Stock Award Agreement dated ________, 20___ (the "Agreement"), the undersigned Participant hereby sells, assigns and transfers unto         shares of Common Stock, $0.01 par value per share, of Ramaco Resources, Inc., a Delaware corporation ("Ramaco"), standing in the undersigned's name on the books of Ramaco and does hereby irrevocably constitute and appoint the Secretary of Ramaco as the undersigned's attorney-in-fact, with full power of substitution, to transfer said stock on the books of Ramaco.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:  ______________________

PARTICIPANT

Participant Signature

Participant Printed Name